                                                                     Exhibit 2.1


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                            STOCK PURCHASE AGREEMENT


                                      AMONG


                   COMPASS RECEIVABLES MANAGEMENT CORPORATION

                   COMPASS INTERNATIONAL SERVICES CORPORATION

                                 JOHN McCORMICK

                                STEVEN McCORMICK

                                 DAVID McCORMICK

                                 MARK McCORMICK

                            STEVEN B. McCORMICK TRUST

                            DAVID P. McCORMICK TRUST

                                       AND

                             MARK E. McCORMICK TRUST



                         Dated as of September 30, 1998


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



                                TABLE OF CONTENTS

                                                                                                      Page

                                    ARTICLE I
                         SALE AND PURCHASE OF THE SHARES

1.1.  Sale and Purchase of the Shares....................................................................1
1.2.  Place and Date.....................................................................................2
1.3.  Purchase Price.....................................................................................2
1.4.  Earn-Outs..........................................................................................2

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

2.1.  Representations and Warranties of the Principals...................................................4
         2.1.1.  Authorizations, etc.....................................................................4
         2.1.2.  Title to Shares, etc....................................................................5
         2.1.3.  No Conflicts, etc.......................................................................5
         2.1.4.  Litigation..............................................................................5
         2.1.5.  Disclosure..............................................................................5
         2.1.6.  Trust Status............................................................................6
2.2.  Representations and Warranties of the Principals as to the Company.................................6
         2.2.1.  Capitalization..........................................................................6
         2.2.2.  No Conflicts, etc.......................................................................6
         2.2.3.  Corporate Status, Authorization.........................................................7
         2.2.4.  Investments.............................................................................7
         2.2.5.  Financial Statements....................................................................7
         2.2.6.  Undisclosed Liabilities, etc............................................................8
         2.2.7.  Absence of Changes......................................................................8
         2.2.8.  Tax Matters............................................................................10
         2.2.9.  Assets.................................................................................11
         2.2.10.  Real Property.........................................................................12
         2.2.11.   Contracts............................................................................12
         2.2.12.  Intellectual Property.................................................................13
         2.2.13.  Insurance.............................................................................14
         2.2.14.  Litigation............................................................................14
         2.2.15.  Compliance with Laws and Instruments; Consents........................................14
         2.2.16.  Environmental Matters.................................................................15
         2.2.17.  Affiliate Transactions................................................................16

                                                                                                      Page
                                                                                                      ----


         2.2.18.  Employees, Labor Matters, etc.........................................................16
         2.2.19.  Employee Benefit Plans and Related Matters; ERISA.....................................16
         2.2.20.  Accounts Receivable...................................................................19
         2.2.21.  Clients...............................................................................19
         2.2.22.  Bank and Client Trust Accounts........................................................19
         2.2.23.  Brokers, Finders, etc.................................................................19
         2.2.24.  Working Capital.......................................................................20
2.3.  Representations and Warranties of Compass.........................................................20
         2.3.1.  Corporate Status; Authorization, etc...................................................20
         2.3.2.  No Conflicts, etc......................................................................20
         2.3.3.  Litigation.............................................................................20
         2.3.4.  Brokers, Finders, etc..................................................................21
         2.3.5.  Capitalization.........................................................................21
         2.3.6.  No Equity Rights.......................................................................22
         2.3.7.  Compass SEC Reports and Financial Statements...........................................22
         2.3.8.  Investment Representation..............................................................23

                                   ARTICLE III
                                    COVENANTS

3.1.  Further Assurances and Access to Records..........................................................23
3.2.  Conveyance Taxes..................................................................................23
3.3.  Confidentiality...................................................................................23
3.4.  Non-Competition Covenant..........................................................................24
3.5.  Tax Matters.......................................................................................25
3.6.  Securities Law Matters............................................................................28
3.7.  Compliance with Rule 144..........................................................................29
3.8.  Profit Sharing Plan...............................................................................29
3.9.  First Centennial..................................................................................29
3.10.  Bonus............................................................................................29
3.11.  Lease............................................................................................29

                                                                                                      Page
                                                                                                      ----



                                   ARTICLE IV
                             [Intentionally Omitted]


                                    ARTICLE V
                             [Intentionally Omitted]


                                   ARTICLE VI
                           DEFINITIONS, MISCELLANEOUS

6.1.  Definition of Certain Terms.......................................................................30
6.2.  Indemnification...................................................................................39
6.3.  Survival..........................................................................................42
6.4.  Expenses..........................................................................................42
6.5.  Severability......................................................................................43
6.6.  Notices...........................................................................................43
6.7.  Miscellaneous.....................................................................................44
         6.7.1.  Entire Agreement.......................................................................44
         6.7.2.  Counterparts; Headings.................................................................44
         6.7.3.  Governing Law, etc.....................................................................44
         6.7.4.  Binding Effect; No Third Party Beneficiaries...........................................46
         6.7.5.  Assignment.............................................................................46
         6.7.6.  Amendment; Waivers, etc................................................................46
         6.7.7.  Specific Performance...................................................................46

                                    EXHIBITS

EXHIBIT A                  Form of Note

EXHIBIT B                  Form of Employment Agreement

                                 SCHEDULES

Schedule 1.4(d)                  Adjusted EBITDA Calculations
Schedule 2.1.2                   Title to Shares
Schedule 2.2.2                   Conflicts
Schedule 2.2.3(b)                Qualifications
Schedule 2.2.5(a)                Financial Statements
Schedule 2.2.6                   Undisclosed Liabilities
Schedule 2.2.7                   Absence of Changes
Schedule 2.2.8                   Tax Matters
Schedule 2.2.9                   Assets
Schedule 2.2.10(a)               Owned Real Property
Schedule 2.2.10(b)               Leases
Schedule 2.2.11(a)               Contracts
Schedule 2.2.11(b)               Contract Enforceabilty
Schedule 2.2.12(a)               Owned Intellectual Property
Schedule 2.2.12(b)               Other Intellectual Property
Schedule 2.2.12(c)               License Agreements
Schedule 2.2.12(d)               Infringement
Schedule 2.2.12(e)               Intellectual Property Litigation
Schedule 2.2.12(f)               Year 2000
Schedule 2.2.13                  Insurance
Schedule 2.2.14                  Litigation
Schedule 2.2.15                  Compliance With Laws and Instruments; Consents
Schedule 2.2.17                  Affiliate Transactions
Schedule 2.2.18                  Employees, Labor Matters
Schedule 2.2.19(a)               Employee Benefits Plans
Schedule 2.2.20                  Receivables
Schedule 2.2.21(a)               Collection Clients
Schedule 2.2.21(b)               Credit Reporting Clients
Schedule 2.2.22                  Bank and Client Trust Accounts
Schedule 6.1                     Permitted Liens

                            STOCK PURCHASE AGREEMENT

           STOCK PURCHASE AGREEMENT, dated as of September 30, 1998, among Compass Receivables Management Corporation, a Delaware corporation ("COMPASS"), Compass International Services Corporation, a Delaware corporation ("COMPASS PARENT"), John McCormick ("JOHN MCCORMICK"), Steven B. McCormick Trust ("STEVEN TRUST"), David P. McCormick Trust ("DAVID TRUST"), Mark E. McCormick Trust ("MARK TRUST" and, together with Steven Trust and David Trust, the "TRUSTS"), Steven McCormick ("STEVEN MCCORMICK"), David McCormick ("DAVID MCCORMICK") and Mark McCormick ("MARK MCCORMICK", and together with Steven McCormick and David McCormick in their capacities as trustees with their respective trusts, the "TRUSTEES"). John McCormick, the Trusts and Trustees are collectively referred to herein as the "Principals."


                              W I T N E S S E T H :
                              ---------------------

           WHEREAS, the Trusts own all of the issued and outstanding shares of the common stock, no par value (the "SHARES"), of Professional American Collections, Inc., an Illinois corporation (the "COMPANY"); and

           WHEREAS, the Trustees wish to cause their respective Trusts to sell the Shares to Compass Parent and, on behalf of Compass Parent, deliver the Shares to Compass, and Compass Parent wishes to purchase the Shares from the Trusts, on the terms and conditions and for the consideration described in this Agreement (defined terms having the meanings indicated in Section 6.1);

           NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:


                                    ARTICLE I
                         SALE AND PURCHASE OF THE SHARES

           1.1. SALE AND PURCHASE OF THE SHARES. (a) Subject to and upon the terms and conditions set forth in this Agreement, at the Closing the Trusts will sell all of the Shares to Compass Parent and, on behalf of Compass Parent, deliver the Shares to Compass, and Compass Parent will purchase all of the Shares from the Trusts and pay to the Trusts the Purchase Price in the manner set forth in Section 1.3.

           (b)  The Purchase Price shall be allocated to the Shares.

           (c) Compass Parent and the Principals shall prepare all Returns in a manner that is consistent with the allocation of the Purchase Price set forth in
Section 1.1(b), to the extent permitted by applicable Tax law.

           1.2. PLACE AND DATE. The closing of the sale and purchase of the Shares (the "CLOSING") shall take place at the close of business on September 30, 1998. (The day on which the Closing actually occurs is herein sometimes referred to as the "CLOSING DATE.")

           1.3. PURCHASE PRICE. At the Closing: (i) Compass Parent will pay an aggregate of $10.425 million (the "INITIAL CASH AMOUNT") to the Trustees, on behalf of the Trusts, and make a capital contribution of $1.275 million to the Company, for the purpose of paying a bonus accrued by the Company and payable to John McCormick (the "CAPITAL CONTRIBUTION," and together with the Initial Cash Amount, the "CASH AMOUNT"); (ii) Compass Parent will issue and deliver to the Trustees notes of Compass Parent in the aggregate principal amount of $5.85 million, to be substantially in the form of Exhibit A hereto (the "NOTES");
(iii) Compass Parent will issue to the Trustees the number of shares, in the aggregate, of common stock, par value $0.01 per share, of Compass Parent (the "COMPASS STOCK") equal to $5.85 million divided by $8.875 (the closing trading price for a share of Compass Stock on September 29, 1998, as quoted in the Wall Street Journal) (the "COMPASS STOCK AMOUNT"), and shall deliver to the Trustees one or more share certificates representing such shares of Compass Stock as promptly as practicable after the Closing Date; (iv) Compass Parent shall grant an option to purchase 10,000 shares of Compass Stock at an exercise price of $10.50 per share, which options shall vest at a rate of 33 1/3% per year commencing on the first anniversary of the Closing Date, to each of John McCormick, Steven McCormick, David McCormick and Mark McCormick; and (v) the Trustees will cause the Trusts to, on behalf of Compass Parent, deliver to Compass, free and clear of any Liens, one or more certificates representing all of the Shares, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and bearing or accompanied by all requisite stock transfer stamps. The Cash Amount, amount of the Notes and number of shares of Compass Stock that each Trustee will receive will be determined on a PRO RATA basis, based on the number of shares owned by their respective Trust.

           1.4.  EARN-OUTS.

           (a) The Trustees will be entitled to receive an earn-out payment (the "1998 EARN-OUT") equal to 3.0 times the amount, if any, by which 1998 EBITDA (as defined below) exceeds $4.5 million. The 1998 Earn-Out will be payable by Compass Parent on

March 31, 1999, and will be paid in shares of Compass Stock (the number of shares of Compass Stock issued in payment of the 1998 Earn-Out being equal to the 1998 Earn-Out divided by the closing trading price for a share of Compass Stock on the last full trading day prior to March 31, 1999, as quoted in the Wall Street Journal). The number of shares of Compass Stock that each Trustee will receive as payment of the 1998 Earn-Out will be determined on a PRO RATA basis, based on the number of shares owned by such Trustee's Trust.

           (b) The Principals will also be entitled to receive an earn-out payment (the "1999 EARN-OUT") equal to the lesser of (I) 3.0 times the amount, if any, by which 1999 EBITDA (as defined below) exceeds $5.25 million and (II) the difference of $5.6 million MINUS the 1998 Earn-Out. The 1999 Earn-Out will be payable by Compass Parent on March 31, 2000, and will be paid in shares of Compass Stock (the number of shares of Compass Stock issued in payment of the 1999 Earn-Out being equal to the 1999 Earn-Out divided by the closing trading price for a share of Compass Stock on the last full trading day prior to March 31, 2000, as quoted in the Wall Street Journal). The number of shares of Compass Stock that each Trustee will receive as payment of the 1999 Earn-Out will be determined on a PRO RATA basis, based on the number of shares owned by such Trustee's Trust.

           (c) As promptly as practicable, but no later than March 15, 1999, in the case of the 1998 Earn-Out, and March 15, 2000, in the case of the 1999 Earn-Out, Compass Parent will cause to be prepared by the firm of PricewaterhouseCoopers (the "COMPASS ACCOUNTANTS") and will deliver to the Trustees (I) the 1998 Income Statement (as defined below) or 1999 Income Statement (as defined below), as the case may be, together with a report of the Compass Accountants thereon, and (II) a certificate of the Compass Accountants, setting forth the 1998 EBITDA or the 1999 EBITDA, as the case may be, with supporting calculations in reasonable detail (collectively, the "1998 EARN-OUT EBITDA NOTICE," or the "1999 EARN-OUT EBITDA NOTICE," as the case may be).

           (d) The Trustees shall have ten (10) days from the receipt of the 1998 Earn-Out EBITDA Notice or the 1999 Earn-Out EBITDA Notice, as the case may be, to notify Compass Parent if they dispute the amount of the 1998 EBITDA or the 1999 EBITDA, as the case may be. If Compass Parent has not received notice of any such dispute within such ten (10) day period, the EBITDA reflected in such Earn-Out EBITDA Notice will be final and the respective Earn-Out shall be paid by Compass Parent in accordance with this Section 1.4. If, however, the Trustees have delivered notice of such a dispute to Compass Parent within such 10-day period, then Compass Accountants shall select an independent accounting firm that has not represented any of the parties hereto within the preceding two
(2) years and is one of the five largest accounting firms in the United States (each, a

"NEW ACCOUNTING FIRM") to review the amount of the disputed EBITDA, the books of the Company and those related to the Business, and the respective Earn-Out EBITDA Notice (and related information) to determine the amount, if any, that the disputed EBITDA is in error. Such New Accounting Firm shall be confirmed by the Trustees and Compass Parent within five (5) days of its selection, unless there is an actual conflict of interest. The New Accounting Firm shall make its determination of the disputed EBITDA (the "REVISED EBITDA"), within thirty (30) days of its selection. The Revised EBITDA shall be final and binding on the parties hereto, and, upon such determination, the respective Earn-Out shall be paid by Compass Parent as soon as practicable after such determination. The costs of the New Accounting Firm shall be borne evenly between Compass Parent and the Trustees.

           (e) "1998 EBITDA" means the net income of the Business for the twelve months ended December 31, 1998, plus interest, federal and state income taxes (if any), depreciation and amortization of, or attributable to, the Business, all as set forth on the 1998 Income Statement. "1998 INCOME STATEMENT" means the audited statement of income of the Business for the twelve months ended as of December 31, 1998, prepared on an accrual basis, consistent with Compass Accountants' adjusted EBITDA calculations set forth on Schedule 1.4(d), and in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods presented in the Financial Statements. "1999 EBITDA" means the net income of the Business for the twelve months ended December 31, 1999, plus interest, federal and state income taxes (if any), depreciation and amortization of, or attributable to, the Business, all as set forth on the 1999 Income Statement. "1999 INCOME STATEMENT" means the audited statement of income of the Business for the twelve months ended as of December 31, 1999, prepared on an accrual basis, consistent with Compass Accountants' adjusted EBITDA calculations set forth on Schedule 1.4(d), and in accordance with GAAP applied on a consistent basis throughout the periods presented in the Financial Statements.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

           2.1. REPRESENTATIONS AND WARRANTIES OF THE PRINCIPALS. As of the date hereof and as of the Closing Date, each of the Principals, severally and not jointly with the other, represents and warrants as to itself to Compass as follows:

           2.1.1. AUTHORIZATIONS, ETC. Such Principal has full power and authority or full legal capacity to execute and deliver this Agreement and the Employment Agreement to which it will be a party, to perform fully its obligations hereunder or thereunder, and to consummate the transactions contemplated hereby and thereby. Such Principal has duly executed and delivered this Agreement and concurrently herewith is duly executing and delivering the Employment Agreement to which such Principal is a party. This Agree ment constitutes, and such Employment Agreement will be, legal, valid and binding obligations of such Principal enforceable against such Principal in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws relating to creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

           2.1.2. TITLE TO SHARES, ETC. Each Trust owns beneficially and of record, free and clear of any Liens, the number of Shares set forth next to its name on Schedule 2.1.2. Upon the delivery of and payment for the Shares at the Closing as provided for in this Agreement, Compass will acquire good and valid title to all of such Shares, free and clear of any Lien other than any Lien created by Compass.

           2.1.3. NO CONFLICTS, ETC. (a) The execution, delivery and performance by such Principal of this Agreement and the Employment Agreement to which such Principal is a party and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a violation of or default under or give rise to a right of acceleration, termination, vesting or increase payment under (with or without the giving of notice or the lapse of time or both) or require approval under (I) any Law applicable to such Principal or any of the properties or assets of such Principal, (II) any material contract, agreement or other instrument to which such Principal is a party or by which such Principal or any of its properties or assets may be bound or affected or (III) in, the case of each Trust, its declaration of trust (or similar Organizational Document).

           (b) No Governmental Approval or Consent is required to be obtained by such Principal in connection with the execution and delivery of this Agreement and the Employment Agreement to which such Principal will be a party, or the consummation of the transactions contemplated hereby and thereby.

           2.1.4. LITIGATION. There is no action, claim, suit, proceeding, arbitration or investigation pending, or to the knowledge of such Principal, threatened against such Principal or relating to the transactions contemplated by this Agreement or any action taken by such Principal or to be taken by such Principal in connection with the consummation by such Principal of the transactions contemplated hereby.

           2.1.5. DISCLOSURE. No representation or warranty by or on behalf of such Principal contained in this Agreement or the Employment Agreement to which such

Principal will be a party nor any of the statements or certificates furnished at or prior to the Closing by or on behalf of such Principal to Compass or its representatives in connection herewith or pursuant hereto, contains any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading. There is no fact (other than matters of a general economic or political nature) known to any such Principal that has not been disclosed by such Principal to Compass that might reasonably be expected to have or result in a Material Adverse Effect.

           2.1.6. TRUST STATUS. Each Trust is duly formed and validly existing under the laws of the State of Illinois and has all requisite trust power and authority to carry on its business as now conducted. Each Trustee has all requisite power and authority to act as Trustee of its respective Trust.

           2.2. REPRESENTATIONS AND WARRANTIES OF THE PRINCIPALS AS TO THE COMPANY. As of the date hereof and as of the Closing Date, the Principals jointly and severally represent and warrant to Compass as follows:

           2.2.1. CAPITALIZATION. (a) AUTHORIZED CAPITAL STOCK OF THE COMPANY. As of the date hereof, the authorized capital stock of the Company consists of 10,000 shares of common stock, no par value, all such shares that are issued and outstanding, are held by the Trusts, and all such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable.

           (b) NO EQUITY RIGHTS. There are no preemptive or similar rights on the part of any holders of any class of securities of the Company. Except for this Agreement, no subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating the Principals or any other Person, contingently or otherwise, to issue or sell, or cause to be issued or sold, any shares of capital stock of the Company or any securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefor has been given. There are no outstanding contractual or other rights or obligations to or of the Principals or any other Person to repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of the Company.

           2.2.2. NO CONFLICTS, ETC. Except as set forth on Schedule 2.2.2, the execution, delivery and performance of this Agreement and the Employment Agreements by the Principals and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right or claim of termination, amendment, or require modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of the Company under, (a) any Law applicable to the Company, or any of its respective properties or assets, (b) any provision of any of the Organizational Documents of the Company or (c) any material Contract, or any other material agreement or instrument to which the Company is a party or by which any of its properties or assets may be bound.

           2.2.3. CORPORATE STATUS, AUTHORIZATION. (a) ORGANIZATION. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Illinois, with all corporate power and authority to carry on the Business and to own or lease and to operate its properties as and in the places where such Business is conducted and such properties are owned, leased or operated.

           (b) QUALIFICATION. The Company is duly qualified or licensed to do business and is in good standing in each of the jurisdictions specified in
Schedule 2.2.3(b), which includes each jurisdiction in which the nature of its business or the properties owned or leased by it makes such qualification or licensing necessary.

           (c) ORGANIZATIONAL DOCUMENTS. The Principals have made available to Compass complete and correct copies of the Organizational Documents of the Company, as amended or modified through and in effect on the date hereof. Each of the Organizational Documents of the Company is in full force and effect. The minute books of the Company, which have heretofore been made available to Compass, correctly reflect (i) all corporate actions taken by the Company's respective stockholders that such stockholders were required by applicable Law to take, (ii) all corporate actions taken by the Company's respective directors that such directors were required by applicable Law to take and (iii) all other corporate actions taken by the Company's respective stockholders and directors (including by any committee thereof).

           2.2.4. INVESTMENTS. The Company does not own any shares of capital stock or other securities, including, without limitation, any options, warrants, conversion or other rights, of, or interest in, any other Person.

           2.2.5. FINANCIAL STATEMENTS. (a) Set forth on Schedule 2.2.5(a) are complete and correct copies of the balance sheet and statement of income and retained earnings of the Company as of or for the fiscal years ending December 31, 1997, December 31, 1996 and December 31, 1995 and the balance sheet and profit and loss report of the Company as of and for the eight months ending August 31, 1998 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements are complete and correct in all material respects, have been derived from the accounting books and records of the Company and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented in the Financial Statements subject, in the case of interim unaudited Financial Statements, only to normal recurring year-end adjustments and the absence of footnotes.

           (b) The balance sheets included in the Financial Statements present fairly the financial position of the Company as at the respective dates thereof, and the statements of income included in such Financial Statements present fairly the results of operations of the Company for the respective periods indicated.

           2.2.6. UNDISCLOSED LIABILITIES, ETC. The Company does not have any liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (a) as set forth in Schedule 2.2.6, (b) as and to the extent disclosed or provided for in the balance sheet of the Company as of August 31, 1998 included in the Financial Statements (the "BALANCE SHEET"), or specifically disclosed in the notes thereto, and (c) for liabilities and obligations that (i) are incurred after August 31, 1998 in the ordinary course of business and are not prohibited by this Agreement and (ii) individually and in the aggregate, could not reasonably be expected to be material to the Company. Since December 31, 1997, there has not occurred or come to exist any Material Adverse Effect or any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could reasonably be expected to become or result in a Material Adverse Effect.

           2.2.7. ABSENCE OF CHANGES. Since the date of the Balance Sheet, except as set forth in Schedule 2.2.7, the Company has been operated only in the ordinary course of business and, without limiting the foregoing, the Company has not:

           (i) declared, set aside, made or paid any dividend, distribution or any other amount to, or transferred any Asset to, any Principal or any Affiliate thereof;

           (ii) incurred any indebtedness for borrowed money, issued or sold any debt securities or prepaid any debt (including, without limitation, any borrowings from or prepayments to any Principal or any Affiliate thereof) except for borrowings and repayments in the ordinary course of business;

           (iii) forgiven, canceled, compromised, waived or released any debts, claims or rights, except in the ordinary course of business consistent with past practices;

           (iv) modified in any material way any existing Contract or, except in the ordinary course of business, entered into any agreement or commitment that, pursuant to its terms, is not cancelable without penalty on less than 30 days' notice;

           (v) paid any bonus to any manager, employee, sales representative, agent or consultant, or granted to any manager, employee, sales representative, agent or consultant any other increase in compensation in any form, except in the ordinary course of business;

           (vi) paid, provided or agreed or orally promised to pay or provide, conditionally or otherwise, any bonus, incentive, retention, change in control, termination, retirement, profit sharing, welfare, fringe, severance, vacation or other benefit or compensation, to or in respect of any current or former shareholder, partner, director, officer, other employee, consultant or agent of the Company or entered into, instituted or amended or committed to enter into, institute or amend any new or existing employee or retiree benefit or compensation plan or agreement or employment, consulting, collective bargaining, retention, termination, change in control or similar agreement, contract or arrangement with or for the benefit of any current or former shareholder, partner, director, officer, other employee, consultant or agent of the Company;

           (vii) suffered any damage, destruction or loss (whether or not covered by insurance), or any strike or other employment-related problem, or any change in relations with or any loss of a client or employee, that, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect;

           (viii) changed in any respect its accounting practices, policies or principles;

           (ix) incurred, assumed, guaranteed or otherwise become directly or indirectly liable with respect to any liability or obligation in excess of $10,000 in each case or $30,000 in the aggregate at any one time outstanding (whether absolute, accrued, contingent or otherwise and whether direct or indirect, or as guarantor or otherwise with respect to any liability or obligation of any other Person);

           (x) sold any assets with a value in excess of $10,000 in each case or $50,000 in the aggregate, other than inventory in the ordinary course of business;

           (xi) made any material changes in policies or practices relating to selling practices, returns, discounts or other terms of sale or accounting therefor or in policies of employment;

           (xii) taken any action or omitted to take any action that would reasonably be expected to result in the occurrence of any of the foregoing;

           (xiii) suffered any Material Adverse Effect.

           2.2.8. TAX MATTERS. Except as set forth on Schedule 2.2.8, (a) (i) all material Returns required to be filed with respect to the Company have been filed, (ii) all such Returns are complete and correct in all material respects,
(iii) all Taxes (whether or not reflected on such Returns) required to be paid with respect to the Company have been paid, (iv) all Taxes with respect to the Company for any taxable period (or a portion thereof) ending on or prior to the Closing Date which are not yet due and payable have been properly reserved for on the books and records of the Company, and (v) all Taxes required to be withheld by the Company have been duly and timely withheld, and such withheld Taxes have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose and, to the extent due on or prior to the Closing Date, will be duly and timely paid to the proper Governmental Authority.

           (b) No written agreement or other document waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes with respect to the Company, and no written power of attorney with respect to any such Taxes, has been filed or entered into with any Governmental Authority, in either case, that is currently in effect.

           (c) To the Principals' knowledge, no Taxes with respect to the Company are currently under audit, examination or investigation by any Governmental Authority. To the Principals' knowledge, no Governmental Authority has asserted or threatened to assert in writing any deficiency, claim or issue with respect to Taxes or any adjustment to Taxes against the Company.

           (d) The Company (i) has not received or applied for a Tax ruling nor has it entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision or any similar provision of state or local law), in either case that would materially affect the Taxes of the Company after the Closing Date, (ii) is not party to or bound by, and does not have an obligation under, any Tax allocation, sharing, indemnity or similar agreement or arrangement (other than this Agreement) and (iii) is not or has not been a member of any consolidated, combined or unitary group for purposes of filing Returns or paying Taxes.

           (e) Neither Compass nor Compass Parent will be required to deduct or withhold any consideration or amount paid to the Principals pursuant to Section 1445(a) of the Code in connection with the transactions contemplated hereby.

           (f) True, correct and complete copies of all income, franchise, sales and use tax returns and forms filed by or with respect to the Company for the past three years have been made available to Compass or Compass Parent.

           (g) There are no outstanding adjustments for Tax purposes applicable to the Company as a result of changes in methods of accounting.

           (h) The Company will not, as a result of the transaction contemplated by this Agreement, make or become obligated to make any "parachute payment" as defined in Section 280G of the Code pursuant to any agreement or arrangement in effect prior to the Closing Date.

           (i) None of the Assets is subject to any Tax liens (other than liens for Taxes which are not yet due and payable).

           (j) The Company made a valid election under Subchapter S of the Code (and corresponding Illinois Tax law) to which all persons whose consent was required gave such consent and such election became effective for the Company's taxable year beginning January 1, 1997, and the Company is and has been since such date an S Corporation (as defined in Section 1361 of the Code) for U.S. federal and Illinois tax purposes.

           2.2.9. ASSETS. The Company owns, or otherwise has full, exclusive, sufficient and legally enforceable rights to use, all of the Assets. None of the Assets used or held for use in connection with the Business are owned by the Principals, the Partnership or any Affiliates thereof (other than the Company). The Company has good, valid and indefeasible title to, or in the case of leased property has good and valid leasehold interests in, all Assets that are material to the Business, including but not limited to all such Assets reflected in the Balance Sheet or acquired since August 31, 1998 (except as may have been disposed of in the ordinary course of business), in each case free and clear of any Lien, except Permitted Liens. Schedules 2.2.9, 2.2.10 (a) and 2.2.10(b) together set forth a list of all tangible Assets that are material to the Business, including but not limited to buildings, machinery, equipment, vehicles and real property.

           2.2.10. REAL PROPERTY. (a) OWNED REAL PROPERTY. Schedule 2.2.10(a) contains a complete and correct list of all Owned Real Property setting forth the address of each parcel of Owned Real Property and describing all improvements thereon. The Company has good, valid and marketable fee simple title to the Owned Real Property, free and clear of any Liens other than Permitted Liens.

           (b) LEASES. Schedule 2.2.10(b) contains a complete and correct list of all Leases setting forth the address and landlord for each Lease. The Principals have made available to Compass correct and complete copies of the Leases. Each Lease is legal, valid, binding, in full force and effect and enforceable against the Company, and to the knowledge of the Principals, each other party thereto. Each Lease grants the tenant under the Lease the exclusive right to use and occupy the premises and rights demised and intended to be demised thereunder. The Company enjoys peaceful and undisturbed possession under its respective Leases for the Leased Real Property.

           (c) NO PROCEEDINGS. There are no proceedings in eminent domain or other similar proceedings pending or, to the knowledge of the Principals, threatened affecting any portion of the Real Property. To the knowledge of the Principals, there exists no writ, injunction, decree, order or judgment outstanding, nor any Litigation, pending or threatened, relating to the ownership, lease, use, occupancy or operation by any Person of any Real Property.

           (d) CURRENT USE. The use and operation of the Real Property in the conduct of the Business does not violate any instrument of record or agreement affecting the Real Property. There is no material violation by the Company of any covenant, condition, restriction, easement or agreement or order of any Governmental Authority that affects the Real Property or the ownership, operation, use or occupancy thereof. No material damage or destruction has occurred with respect to any of the Real Property.

           2.2.11. CONTRACTS. (a) DISCLOSURE. Schedule 2.2.11(a) contains a complete and correct list, as of the date hereof, of all Contracts, other than those terminable without penalty with no more than 60 days' prior written notice. The Principals have made available to Compass complete and correct copies of all written Contracts, and accurate descriptions of all material terms of all oral Contracts, set forth or required to be set forth in Schedule 2.2.11(a).

           (b) ENFORCEABILITY. All Contracts are legal, valid, binding, in full force and effect and enforceable against the Company and, to the knowledge of the Principals, each other party thereto, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws relating to creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth in Schedule 2.2.11(b), there does not exist under any Contract any material violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a material violation, breach or event of default thereunder, on the part of the Company or, to the knowledge of the Principals, any other Person. Except as set forth in Schedule 2.2.11(b), the enforceability of all Contracts required to be scheduled on
Schedule 2.2.11(a) will not be affected in any manner by the execution, delivery or performance of this Agreement, and no Contract contains any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement or the Employment Agreements.

           2.2.12. INTELLECTUAL PROPERTY. Schedule 2.2.12(a) sets forth a complete and correct list of all Intellectual Property that is owned by the Company (the "OWNED INTELLECTUAL PROPERTY"). The Owned Intellectual Property constitutes all Intellectual Property used or held for use in connection with, necessary for the conduct of, or otherwise material to the Business, except for the Intellectual Property described on Schedule 2.2.12(b). Immediately after the Closing, Compass will have the right to use all Intellectual Property described on Schedule 2.2.12(b) and will own all Owned Intellectual Property, free from any Liens (other than Permitted Liens). Schedule 2.2.12(c) sets forth a complete and correct list of all written or oral licenses and arrangements, (I) pursuant to which the use by any Person of Intellectual Property is permitted by the Company and (II) pursuant to which the use by the Company of Intellectual Property is permitted by any Person (collectively, the "INTELLECTUAL PROPERTY LICENSES"). All Intellectual Property Licenses are in full force and effect in accordance with their terms, and are free and clear of any Liens (other than Permitted Liens). Neither the Company, nor, to the best knowledge of the Principals, any other party is in default under any Intellectual Property License, and no such default is currently threatened. To the knowledge of the Principals, the conduct of the Business does not infringe the rights of any third party in respect of any Intellectual Property, except as set forth on
Schedule 2.2.12(d). To the knowledge of the Principals, none of the Owned Intellectual Property is being infringed by third parties. Except as set forth on Schedule 2.2.12(e), there is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to the best knowledge of the Principals, threatened, that challenges the rights of the Company in respect of any Owned Intellectual Property or Intellectual Property License, or that claims that any default exists under any Intellectual Property License. None of the Owned Intellectual Property or the Intellectual Property Licenses is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator, or other Governmental Authority. The Owned Intellectual Property has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office and United States Copyright Office or other filing offices, domestic or foreign, to the extent necessary or desirable to ensure full protection under any applicable Law, and the same remain in full force and effect. Except as set forth on Schedule 2.2.12(f), to the knowledge of the Principals, all Software used in the Business that contain or call on a calendar function, including but not limited to any function that is indexed to a computer processing unit clock, provides specific dates or calculates spans of dates, is able to record, store, process and provide true and accurate dates and calculations for dates and spans of dates including and following January 1, 2000.

           2.2.13. INSURANCE. Schedule 2.2.13 contains a complete and correct list and summary description of all insurance policies maintained by or on behalf of the Company. The Principals have made available to Compass complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect, and all premiums due thereon have been paid. The Company has complied in all material respects with the terms and provisions of such policies. In the good faith judgement of the Principals, the insurance coverage provided by such policies is adequate and suitable for the Business, and is on such terms (including without limitation as to deductibles and self-insured retentions), covers such risks, contains such deductibles and retentions, and is in such amounts, as the insurance customarily carried by comparable companies of established reputation similarly situated and carrying on the same or similar business.

           2.2.14. LITIGATION. Except as set forth on Schedule 2.2.14, there is no Litigation pending or, to the knowledge of the Principals, threatened that involves a claim, potential recovery or could involve a loss by the Company (in each case, if adversely determined, and without regard to whether the defense thereof or liability in respect thereof is covered by policies of insurance or any indemnity, contribution, cost sharing or similar agreement or arrangement by or with any other Person) or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement. There are no outstanding orders, judgments, decrees or injunctions issued by any Governmental Authority against the Company, or, to the knowledge of the Principals, that in any way affect the Business.

           2.2.15. COMPLIANCE WITH LAWS AND INSTRUMENTS; CONSENTS. (a) COMPLIANCE. Except as set forth on Schedule 2.2.15(a), (i) the Company is not in conflict with or in violation or breach of or default under (and there exists no event that, with notice or passage of time or both, would constitute a conflict, violation, breach or default with, of or under) (x) any Law applicable to it or any of its properties, assets, operations or business (including, without limitation, escheat and unclaimed property laws), (y) any provision of its Organizational Documents, or (z) any Contract, or any other agreement or instrument to which it is party or by which it or any of its properties or assets is bound or affected, except in the case of the foregoing clause (z) for any such conflicts, breaches, violations and defaults that, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect, and (ii) the Principals have not received any notice or have knowledge of any claim alleging any such conflict, violation, breach or default.

           (b) CONSENTS. (i) Except as specified in Schedule 2.2.15(b)(i), no Governmental Approval or other Consent is required to be obtained or made by the Company or any Principal in connection with the execution and delivery of this Agreement and the Employment Agreements or the consummation of the transactions contemplated hereby or thereby.

           (ii) Schedule 2.2.15(b)(ii) also contains a complete and correct list of all Governmental Approvals and other Consents necessary for, or otherwise material to, the conduct of the Business. Except as set forth in Schedule 2.2.15(b)(i), all such Governmental Approvals and other Consents have been duly obtained and are held by the Company and are in full force and effect. Except as set forth in Schedule 2.2.15(b)(i), the execution, delivery and performance of this Agreement and the Employment Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not violate any such Governmental Approval or Consent, or result in any revocation, cancellation, suspension, modification or nonrenewal thereof.

           2.2.16. ENVIRONMENTAL MATTERS. (a) COMPLIANCE WITH ENVIRONMENTAL LAW. The Company has complied and is in compliance in all material respects with all applicable Environmental Laws pertaining to any of the properties and assets of the Company (including the Real Property) and the use and ownership thereof, and to the operation of the Business. No violation by the Company of any applicable Environmental Law relating to any of the properties and assets of the Company or the use or ownership thereof, or to the operation of the Business is being alleged.

           (b) OTHER ENVIRONMENTAL MATTERS. (i) Neither the Company nor any other Person (including any tenant or subtenant), has caused or taken any action that will result in, and the Company is not subject to, any liability or obligation relating to (x) the environmental conditions on, under, or about the Real Property or other properties or assets owned, leased, operated or used by the Company or any predecessor thereto at the present time or in the past, including without limitation, the air, soil and groundwater conditions at such properties or (y) the past or present use, management, handling, transport, treatment, generation, storage, disposal or Release of any Hazardous Substances.

           (ii) The Principals have disclosed and made available to Compass all information, including, without limitation, all studies, analyses and test results, in the possession, custody or control of or otherwise known to any Principal or the Company relating to (x) the environmental conditions on, under or about the Real Property or other properties or assets owned, leased, operated or used by the Company or any predecessor in interest thereto at the present time or in the past, and (y) any Hazardous Substances used, managed, handled, transported, treated, generated, stored or Released by the Company or any other Person on, under, about or from any of the Real Property, or otherwise in connection with the use or operation of any of the properties and assets of the Company or the Business.

           2.2.17. AFFILIATE TRANSACTIONS. Schedule 2.2.17 contains a complete and correct list of all agreements, contracts, arrangements, understandings, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business, to or by which the Company, on the one hand, and any Principal, the Partnership or any of their respective Affiliates, on the other hand, are a party or otherwise bound or affected.

           2.2.18. EMPLOYEES, LABOR MATTERS, ETC. Except as set forth on
Schedule 2.2.18, the Company is not a party to or bound by any collective bargaining agreement, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by the Company. Since January 1, 1996, there has not occurred or been threatened any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of the Company. Except as set forth on Schedule 2.2.18, there are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or threatened with respect to any employee of the Company. Except as set forth on Schedule 2.2.18, the Company has complied with all applicable Laws pertaining to the employment or termination of employment of their respective employees, including, without limitation, all such Laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities.

           2.2.19. EMPLOYEE BENEFIT PLANS AND RELATED MATTERS; ERISA. (a) EMPLOYEE BENEFIT PLANS. Schedule 2.2.19(a) sets forth a complete and correct list of each "employee benefit plan", as such term is defined in Section 3(3) of ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity- based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any employee or former employee of the Company or the beneficiaries or dependents of any such employee or former employee (collectively, the "EMPLOYEES") or under which any Employee is or may become eligible to participate or derive a benefit and that is or has been maintained or established by the Company or any other trade or business, whether or not incorporated, which, together with the Company, is or would have been at any date of determination occurring within the preceding six years, treated as a single employer under Section 414 of the Code (such other trades and businesses hereinafter referred to as the "RELATED PERSONS"), or to which the Company or any Principal or any Related Person contributes or is or has been obligated or required to contribute (collectively, the "PLANS"). With respect to each such Plan, the Principals have made available to Compass complete and correct copies of: (i) such Plan, if written, or a description of such Plan if not written, and
(ii) to the extent applicable to such Plan, all trust agreements, insurance contracts or other funding arrangements, the two most recent actuarial and trust reports, the two most recent Forms 5500 required to have been filed with the IRS and all schedules thereto, the most recent IRS determination letter, all current summary plan descriptions, all material communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation or the Department of Labor (including a written description of any oral communication), any actuarial study of any post-employment life or medical benefits provided under any such Plan, if any, statements or other communications regarding withdrawal or other multiemployer plan liabilities, if any, and all amendments and modifications to any such document. None of the Company nor the Principals have communicated to any Employee any intention or commitment to modify any Plan or to establish or implement any other employee or retiree benefit or compensation plan or arrangement.

           (b) QUALIFICATION. Each Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under
Section 501(a) of the Code, and to the Principals' knowledge nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect such qualification or tax-exempt status.

           (c)  COMPLIANCE; LIABILITY.

           (i) None of the Company, the Principals nor any Related Person has been involved in any transaction that could cause the Company or, following the Closing, Compass or Compass Parent, to be subject to liability under Section 4069 or 4212 of ERISA. The Company has not incurred (either directly or indirectly, including as a result of an indemnification obligation) any material liability under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans and no event, transaction or condition has occurred or exists that could result in any such liability to the Company or, following the Closing, Compass or any of its Affiliates. All contributions and premiums required to have been paid by the Company, the Principals and each Related Person to any employee benefit plan of the Company (within the meaning of Section 3(3) of ERISA) (including each plan) under the terms of any such plan or its related trust, insurance contract or other funding arrangement, or pursuant to any applicable Law or collective bargaining agreement (including ERISA and the Code) have been paid within the time prescribed by any such plan, agreement or applicable Law.

           (ii) Each of the Plans has been operated and administered in all respects in compliance with its terms, all applicable Laws and all applicable collective bargaining agreements, except for any failure so to comply that, individually and in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect. There are no material pending or, to the knowledge of the Principals, threatened claims by or on behalf of any of the Plans, by any Employee or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits, all of which have been fully reserved for on the regularly prepared balance sheets of the Company).

           (iii) No Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or a "multiple employer plan" within the meaning of Section 4063 or 4064 of ERISA.

           (iv) No Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA.

           (v) No Employee is or will become entitled to post-employment benefits of any kind by reason of employment with the Company, including, without limitation, death or medical benefits (whether or not insured), other than (x) coverage mandated by the Law, (y) retirement benefits payable under any Plan qualified under Section 401(a) of the Code or (z) deferred compensation accrued as a liability on the Balance Sheet. The consummation of the transactions contemplated by this Agreement and the Employment

Agreements will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any Employee.

           2.2.20. ACCOUNTS RECEIVABLE. The Principals have made available to Compass a complete and accurate aging of all accounts receivable of the Company as of the end of each monthly period since January 1, 1998. All allowances, rebates and cash discounts to clients of the Company are as shown on its books and records and in no event exceed one percent of receivables to which they relate.

           2.2.21. CLIENTS. Schedule 2.2.21(a) sets forth as of August 17, 1998 the names and addresses of the clients of the Company and a list of the ten largest clients in terms of total sales. Since the date of the Balance Sheet, the Principals have not received any notice or otherwise have knowledge that clients of the Company (i) have ceased, or will cease, to use the services of the Company, (ii) have reduced or will reduce, the use of services of the Company or (iii) have sought, or are seeking, to reduce the fees they will pay for services of the Company, except to the extent that the foregoing, in the aggregate, would not have a Material Adverse Effect on the Company.

           2.2.22. BANK AND CLIENT TRUST ACCOUNTS. (a) Schedule 2.2.22(a) sets forth a complete and correct list containing the names set forth of each bank in which the Company has an account or safe deposit or lock box, the account or box number, as the case may be, and the name of every person authorized to draw thereon or having access thereto.

           (b) Schedule 2.2.22(b) sets forth a complete and correct list of each bank in which the Company has a client trust account and the name and number of each such client trust account. Schedule 2.2.22(b) further sets forth the amount held in trust for each such client, and no amount is or may be due or payable by the Company to any client except for such amounts.

           2.2.23. BROKERS, FINDERS, ETC. All negotiations relating to this Agreement, the Employment Agreements and the transactions contemplated hereby and thereby have been carried on without the participation of any Person acting on behalf of the Principals in such a manner as to, and the transactions contemplated hereby and thereby will not otherwise, give rise to any valid claim against the Company, Compass or any Affiliate thereof for any brokerage or finder's commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, agent or representative of or consultant to the Company upon consummation of the transactions contemplated hereby or thereby.

           2.2.24. WORKING CAPITAL. As of the Closing Date, the Company held cash and cash equivalents that, in the aggregate was at least $200,000 (excluding cash held in any client trust account or set aside with respect to Withheld Employment Taxes, as defined in Section 3.5(a)).

           2.3. REPRESENTATIONS AND WARRANTIES OF COMPASS. Compass and Compass Parent, jointly and severally, represent and warrant to the Principals as follows:

           2.3.1. CORPORATE STATUS; AUTHORIZATION, ETC. Each of Compass and Compass Parent is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. Compass and Compass Parent have full corporate power and authority to execute and deliver this Agreement and the Employment Agreements, to perform their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Employment Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of Compass and Compass Parent. Compass and Compass Parent have duly executed and delivered this Agreement and concurrently herewith is duly executing and delivering the Employment Agreements. This Agreement and the Employment Agreements are valid and legally binding obligations of Compass and Compass Parent, enforceable against Compass and Compass Parent in accordance with their respective terms.

           2.3.2. NO CONFLICTS, ETC. (a) The execution, delivery and performance by Compass and Compass Parent of this Agreement and the Employment Agreements to which they are a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a violation of or a default under or give rise to a right of acceleration, termination or vesting under (with or without the giving of notice or the lapse of time, or both) (i) the certificate of incorporation or by-laws of Compass or Compass Parent, (ii) any Law applicable to Compass, Compass Parent or any Affiliate thereof or any properties or assets of Compass, Compass Parent or such Affiliate or (iii) any contract, agreement or other instrument applicable to Compass, Compass Parent or any Affiliate thereof or any of their respective properties or assets.

           (b) No Governmental Approval or Consent is required to be obtained by Compass or Compass Parent in connection with the execution and delivery of this Agreement and the Employment Agreements to which they are a party, or the consummation of the transactions contemplated hereby and thereby.

           2.3.3. LITIGATION. There is no action, claim, suit, proceeding, arbitration or investigation pending or, to the knowledge of Compass and Compass Parent, threatened against or relating to the transactions contemplated by this Agreement or any of the Employment Agreements, and neither Compass nor Compass Parent knows of any basis for the same. There are no claims, actions, suits, or proceedings, pending or, to the knowledge of Compass or the Compass Parent, threatened against Compass or Compass Parent at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them that might reasonably be expected to have or result in a material adverse effect on the business operations, properties, assets or conditions, financial or otherwise of Compass Parent and its subsidiaries taken as a whole, and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against Compass or Compass Parent or against any of the properties of either of them which might reasonably be expected to have a material adverse effect on the business operations, properties, assets or conditions, financial or otherwise of Compass Parent and its subsidiaries taken as a whole.

           2.3.4. BROKERS, FINDERS, ETC. Except for the services provided by Marion Financial Corp., all negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of Compass, Compass Parent or any of their Affiliates in such manner as to give rise to any valid claim against the Principals for any brokerage or finder's commission, fee or similar compensation. Compass and Compass Parent shall indemnify and hold harmless Principals from any claim of any Person for any such brokerage or finder's commission, fee or similar compensation in connection with services to Compass, Compass Parent or any of their Affiliates.

           2.3.5. CAPITALIZATION. (a) AUTHORIZED CAPITAL STOCK OF COMPASS PARENT. The authorized capital stock of Compass Parent consists of 50,000,000 shares of common stock, par value $0.01 per share, of which 13,122,352 shares were issued and outstanding as of September 28, 1998. The Compass Stock has been duly authorized, and when issued to the Principals at the Closing and delivered as soon as practicable thereafter, validly issued and fully paid and nonassessable. The Compass Stock to be issued in connection with the 1998 Earn-Out and the 1999 Earn-Out, as the case may be, will have been duly authorized, and when issued to the Principals and delivered as soon as practicable thereafter, validly issued and fully paid and nonassessable. All of the shares of the Compass Stock to be issued to Principals in accordance with this Agreement will be offered, issued, sold and delivered by Compass Parent in compliance with all applicable state and federal laws concerning the issuance of securities and none of such shares of

Compass Stock was or will be issued in violation of the preemptive rights of any shareholder of Compass Parent.

           2.3.6. NO EQUITY RIGHTS. Except as disclosed in the Compass SEC Documents, there are no preemptive or similar rights on the part of any holders of any class of securities of Compass Parent. Except as disclosed in the Compass SEC Documents, other than this Agreement, no subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating Compass Parent or any other Person, contingently or otherwise, to issue or sell, or cause to be issued or sold, any shares of capital stock of any class of Compass Parent, or any securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefor has been given. There are no outstanding contractual or other rights or obligations to or of Compass Parent or any other Person to repurchase, redeem or otherwise acquire any outstanding shares of other equity interests of Compass Parent.

           2.3.7. COMPASS SEC REPORTS AND FINANCIAL STATEMENTS. Compass Parent has timely filed with the U.S. Securities and Exchange Commission (the "COMMISSION") all forms, reports and other documents required to be filed by it since February 6, 1998 under the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT") or the Securities Act of 1933, as amended (the "SECURITIES ACT") (as such documents have been amended through the date hereof, collectively, the "COMPASS SEC DOCUMENTS"). The Compass SEC Documents, including without limitation any financial statements or schedules included therein, at the time filed, complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The consolidated financial statements of Compass Parent included in the Compass SEC Documents comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments and for the absence of footnotes) the consolidated financial position of Compass Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flow for the periods then ended. Since the filing of its most recent Compass SEC Document, Compass Parent has no knowledge of any fact or event, other than facts or events relating to general economic conditions or information generally within the public domain, that would likely constitute a material adverse change in the business of Compass Parent.

           2.3.8. INVESTMENT REPRESENTATION. The Shares are being acquired by Compass Parent for its own account for investment, and not with a view to the sale or distribution of any part thereof without registration under the Securities Act or pursuant to an applicable exemption therefrom.


                                   ARTICLE III
                                    COVENANTS

           3.1. FURTHER ASSURANCES AND ACCESS TO RECORDS. (a) Following the Closing, the Principals shall execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Compass, to confirm and assure the rights and obligations provided for in this Agreement and the Employment Agreements, and render effective the consummation of the transactions contemplated hereby and thereby.

           (b) Following the Closing, Compass shall, upon reasonable notice from the Principals, provide to the Principals or their respective agents, attorneys or accountants, reasonable access during normal business hours to the books and records of the Company transferred to Compass pursuant to this Agreement or any of the Employment Agreements made in connection with the transactions relating to periods prior to the Closing Date, PROVIDED, THAT, such access is reasonably requested and exercised. The access granted to the Principals shall include the right to make copies of such documents or produce originals in any court or administrative proceeding necessary to protect the legitimate interests of the Principals, at the Principals' expense. Upon the completion of the utilization of any original records pursuant to this paragraph, the Principals shall return the same to Compass.

           3.2. CONVEYANCE TAXES. The Principals on the one hand and Compass Parent on the other hand shall be responsible for and shall pay equal portions of all sales, use, transfer or other similar taxes imposed in connection with the transactions contemplated by this Agreement.

           3.3. CONFIDENTIALITY. The parties hereto shall, and shall cause their respective Affiliates, directors, officers, employees, auditors, counsel, agents, representatives, consultants and financial institutions to, keep confidential any and all information relating to the Company, this Agreement or the Employment Agreements, and the parties hereto shall not disclose (other than to their respective directors, officers, employees, agents, auditors or counsel) or use (other than for the sole purpose of consummating the transactions contemplated by this Agreement or the Employment Agreements) any such information, PROVIDED, that such party may disclose or use any such information with the prior written approval of the party to which such information relates or as such in formation (a) becomes generally available to the public other than through a breach of this Agreement by such party or their respective Affiliates, directors, officers, employees, auditors, counsel, agents, representatives, consultants, or financial institutions, (b) becomes available after the Closing Date to such party on a non-confidential basis from a source other than another party hereto or such other party's Affiliates, directors, officers, employees, agents, auditors, representatives, consultants, financial institutions or counsel, PROVIDED, that such source is not known by such party to be bound by a confidentiality agreement or other obligation of secrecy, (c) may be required in any report, statement or testimony required to be submitted to any Governmental Authority having or claiming to have jurisdiction over it, or as may be otherwise required by applicable Law, or as may be required in response to any summons or subpoena or in connection with any litigation, (d) may be required to obtain any Governmental Approval or Consent required in order to consummate the transactions contemplated by this Agreement and the Employment Agreements or (e) may be necessary to establish such party's rights under this Agreement or any Employment Agreement; PROVIDED, FURTHER, that in the case of clauses (c) and
(d), the Person intending to disclose confidential information will promptly notify the party to whom it is obliged to keep such information confidential and, to the extent practicable, provide such party a reasonable opportunity to prevent public disclosure of such information. The Principals acknowledge responsibility for disclosures caused by any of their respective Affiliates, employees, auditors, counsel, agents, representatives, consultants or financial institutions.

           3.4. NON-COMPETITION COVENANT. With respect to each Principal, (a) during the period beginning on the Closing Date and ending on the two-year anniversary of the termination of employment under such Principal's Employment Agreement (the "RESTRICTION PERIOD"), such Principal will not, directly or indirectly, alone or in conjunction with any Entity (as defined below), own, manage, operate or control or participate in the ownership, management, operation or control of, or become associated, as an employee, director, officer, advisor, agent, consultant, principal, partner, member or independent contractor with or lender to, any person, enterprise, firm, partnership, corporation, limited liability entity, cooperative or other entity (collectively, an "ENTITY") engaged in or aiding others to engage in any business that competes with the Business anywhere in the United States. Ownership by a Principal of less than 1% of the out standing voting shares of any publicly held company which otherwise would be prohibited under this paragraph shall not constitute a violation of this paragraph.

           (b) NON-SOLICITATION OF EMPLOYEES. During the Restriction Period, the Principals shall not directly or indirectly, for their own account or the account of any other person or Entity with which they shall become associated in any capacity,
(i) solicit for employment or engagement or employ or otherwise engage any person who at the time of, or at any point during the twelve months prior to, such solicitation is or was employed by or otherwise engaged to perform services for the Company or Compass or any Affiliate thereof, regardless of whether such employment or engagement is direct or through an Entity with which such person is employed or associated, or otherwise intentionally interfere with the relationships of Compass or any Affiliate thereof, with any person or Entity who or which is at the time employed by or otherwise engaged to perform services for Compass or any Affiliate thereof, or (ii) induce any employee, officer, director, consultant, advisor or contractor of the Compass or any Affiliate thereof, who is a member of management to engage in any activity which any Principal is prohibited from engaging in under this Agreement or to terminate such employment or engagement. Notwithstanding the foregoing, the Principals shall be permitted to employ or otherwise engage any person referred to in (i) or (ii) above who, without any solicitation or inducement by the Principals, solicits the Principals for employment, provided that Compass consents in writing to such employment or engagement, which consent shall not be unreasonably withheld.

           (c) NON-SOLICITATION OF CLIENTS. The Principals acknowledge and agree that business relationships with actual and potential clients and employees have been of vital importance to the business, operations and success of the Company and the Business. Substantial time and money has been and continues to be devoted to developing and maintaining these relationships. During the Restriction Period, none of the Principals shall directly or indirectly (i) solicit, divert, appropriate or attempt to solicit, divert or appropriate or advise others how to solicit, divert or appropriate or (ii) otherwise attempt to establish for itself or any other Entity, whether for pay or otherwise, any business relationship with any client of the Business with whom any Principal conducted business or had regular contacts, nor shall any Principal derive any financial benefit from or enjoy any financial interest in any Entity engaging in the aforementioned activities.

           3.5. TAX MATTERS. (a) THE PRINCIPALS' RESPONSIBILITY FOR TAXES. The Principals shall be responsible for, and shall defend, indemnify and hold harmless the Company and the Compass Indemnitees from and against, and shall pay all Taxes with respect to the Company attributable to, arising from or relating to any taxable period (or portion thereof) ending on or before the Closing Date; PROVIDED that nothing herein shall cause the Principals to be liable for employment Taxes withheld and properly set aside in cash or cash equivalents for such purpose by the Company as of the close of the Closing Date ("Withheld Employment Taxes"). For purposes of this Section 3.5, any liability, refund or credit attributable to a taxable period which begins before and ends after the Closing Date shall be apportioned between the portion of such period ending on the Closing Date and the portion beginning on the day after the Closing Date on a "closing of the books basis" by assuming that the books of the Company were closed at the close of the Closing Date, except that deductions (such as depreciation) allowable on a periodic basis and real and personal property Taxes shall be allocated on a daily basis. Notwithstanding the foregoing provisions of this Section 3.5(a), if the transactions contemplated by this Agreement result in the reassessment of the value of any property owned by the Company for property Tax purposes, or the imposition of any property Taxes at a rate which is different than the rate that would have been imposed if such transactions had not occurred, then (Y) the portion of such property Taxes for the portion of the taxable period ending on and including the Closing Date shall be determined on a daily basis, using the assessed value and Tax rate that would have applied had such transactions not occurred, and (Z) the portion of such property Taxes for the portion of such taxable period beginning after the Closing Date shall be the total property Taxes for such taxable period beginning prior to the Closing Date and ending after the Closing minus the amount described in clause (y) of this sentence.

           (b) TAX RETURNS. (i) The Principals shall prepare and file (or cause to be prepared and filed) all Returns of the Company for taxable years ending on or before the Closing Date and shall remit any Taxes (other than Withheld Employment Taxes, which shall be remitted by the Company) shown to be due on such Returns to the appropriate Governmental Authorities, PROVIDED, HOWEVER, no such Return shall be filed without the prior review and written consent of Compass Parent, which consent shall not be unreasonably withheld. In the case of any Return with respect to a taxable period which begins before and ends after the Closing Date, such Return shall not be filed without the prior review and written consent of the Representative, which consent shall not be unreasonably withheld, the Company shall remit any Taxes shown to be due on such Return to the appropriate Governmental Authority, and the Principals shall immediately pay to Compass Parent an amount equal to the Principals' liability for such Taxes pursuant to Section 3.5(a) hereof.

           (ii) After the Closing Date, none of the Company or a Compass Indemnitee shall amend, refile or otherwise modify any Tax Return relating in whole or in part to the Company with respect to any taxable year or period (or portion thereof) ending on or before the Closing Date without the prior written consent of the Representative, which consent shall not be unreasonably withheld; PROVIDED that with respect to any such amendment, refiling or other modification that is not required by law or in connection with an adjustment relating to an audit or similar proceeding, the Representative shall have the right to withhold its consent in its sole discretion.

           (c) TAX CONTESTS. Compass Parent shall promptly notify or cause to be notified the Representative in writing upon receipt by the Company, Compass Parent, Compass or any Affiliate thereof of notice of any Tax audits, examinations or assessments against the Company for Taxes with respect to any taxable period (or portion thereof) ending on or prior to the Closing Date (a "COVERED CLAIM"). The Representative and Compass Parent shall have the right (at their own expenses) to jointly represent the Company in and to jointly control all audits or administrative or judicial proceedings with respect to any Covered Claim. No such Covered Claim shall be settled or compromised without the prior written consent of each of the Representative and Compass Parent. Notwithstanding anything to the contrary, if (i) the Representative notifies Compass Parent in writing that the Principals are willing to accept the settlement of a Covered Claim proposed by the relevant Governmental Authority (the "PROPOSED SETTLEMENT") and (ii) Compass Parent is unwilling to accept such Proposed Settlement, then Compass Parent shall have the sole right to (x) represent the Company in and to control any audit or administrative or judicial proceeding with respect to such Covered Claim and (y) compromise or settle such Covered Claim without prior consent of the Representative or any Principal; PROVIDED, however, that the liability of the Principals with respect to such Covered Claim shall be limited to the amount for which the Principals would have been liable had the Proposed Settlement occurred; PROVIDED further that if the final Tax liability with respect to such Covered Claim is less than the amount of the Proposed Settlement, then the Principals shall reimburse Compass Parent for the reasonable out-of-pocket expenses (including, without limitation, legal fees) incurred by Compass Parent (and its Affiliates) with respect to contesting such Covered Claim to the extent that such expenses do not exceed an amount equal to the difference between the Proposed Settlement amount and such final Tax liability.

           (d) REFUNDS. The Principals shall be entitled to the benefit of any refund of (or credit with respect to) all Taxes with respect to any taxable period (or portion thereof) ending on or before the Closing Date, and the Company Parent agrees to pay promptly to the Principals (on a pro rata basis according to the percentage of Company Shares held by each of the Principals as of the beginning of the Closing Date) an amount equal to any such refund actually received by the Compass Parent or any of its Affiliates (net of any Taxes payable by the Company or any of its Affiliates with respect thereto) or any such credit actually realized (as determined in the reasonable discretion of Compass Parent) by the Company (net of any Taxes payable by the Company or any of its Affiliates with respect thereto).

           (e) BOOKS AND RECORDS; COOPERATION. The Principals shall (and shall cause their Affiliates to) (i) provide Compass Parent and its Affiliates with such assistance as may be reasonably requested in connection with the preparation of any Return, audit or other examination by any Governmental Authority or judicial or administrative proceeding relating to Taxes with respect to the Company; and (ii) retain (and provide Compass Parent and its Affiliates with reasonable access to) all records or information which may be relevant to such Return, audit, examination or proceeding, PROVIDED that the foregoing shall be done in a manner so as not to interfere unreasonably with the conduct of the business of the Principals or their respective Affiliates. Compass Parent shall (and shall cause its Affiliates to) (i) provide the Principals with such assistance as may be reasonably requested in connection with the preparation of any of the Principals' Returns, audits or other examinations by any Governmental Authority or judicial or administrative proceeding relating to liability for Taxes of the Principals in connection with their ownership interest in the Company before the Closing, their liability for Taxes under this Agreement or the Returns required to be filed by the Principals under Section 3.5(b); (ii) retain (and provide the Principals with reasonable access to) all records or information which may be relevant to any such Return, or any such audit, examination or proceeding, (iii) furnish the Representative with reasonable powers of attorney necessary to effectuate the purposes of Section 3.5(c); and (iv) furnish the Representative with copies of all written correspondence received from any Governmental Authority in connection with any Tax audit, examination or proceeding with respect to any claim for Taxes with respect to any taxable period (or portion thereof) ending on or prior to the Closing Date; PROVIDED that the foregoing shall be done in a manner so as not to interfere unreasonably with the conduct of the business of Compass Parent or any of its Affiliates.

           (f) EFFECT OF DISCLOSURE, ETC.; NO DUPLICATIVE PAYMENTS. No (i) setting aside, accrual, reservation or entry upon the books of the Company or
(ii) disclosure pursuant to Section 2.2.8 shall affect the express obligations that the Principals otherwise have under this Section 3.5, PROVIDED that there shall not be any duplicative payments with respect to the same item.

           3.6. SECURITIES LAW MATTERS. Each of the Principals acknowledges (i) receipt of advice from Compass Parent that the Compass Stock has not been registered under the Securities Act or qualified under any state securities or "blue sky" laws and (ii) that a notation shall be made in the appropriate records of Compass Parent indicating that the Compass Stock is subject to restrictions on transfer set forth in his Employment Agreement and, if Compass Parent should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Compass Stock. Each of the Principals agrees that he will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Compass Stock (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Compass Stock), except in compliance with (i) the Securities Act and the rules and regulations of the Commission thereunder, and (ii) applicable state securities or "blue sky" laws.

           3.7. COMPLIANCE WITH RULE 144 . Each of the Principals acknowledges that dispositions of the Compass Stock without registration pursuant to Rule 144 promulgated under the Securities Act ("RULE 144") can be made only in limited amounts in accordance with the terms and conditions of such Rule. If any of the Compass Stock is to be disposed of by such Principal in accordance with Rule 144, such Principal shall transmit to Compass Parent an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as Compass Parent may reasonably require to assure compliance with Rule 144 in connection with such disposition.

           3.8. PROFIT SHARING PLAN. As soon as reasonably possible after the Closing Date, Compass shall establish a cash and incentive plan for the employees of the Company, the terms and conditions of which shall be substantially similar to the Company's profit sharing plan; PROVIDED that after 1998, neither Compass nor any of its Affiliate shall be under any obligation to continue such plan.

           3.9. FIRST CENTENNIAL. As soon as reasonably possible after the Closing Date, Compass shall cause the Company to sell, assign and transfer to the Partnership all of the assets and liabilities related to First Centennial, a division of the Company ("CENTENNIAL"), and the company cars used by John McCormick, Steven McCormick, David McCormick and Mark McCormick in exchange for the "MP Assets" of the Partnership as set forth on Schedule 2.2.9.

           3.10. BONUS. The Trustees and Trusts shall be required to pay the $3.2 million bonus accrued by the the Company to John McCormick, to the extent it has not been paid on or prior to the Closing Date.

           3.11. LEASE. As soon as reasonably possible after the Closing Date, the parties hereto shall use reasonable best efforts to renegotiate in good faith the lease, dated the date hereof, between the Company and the Partnership.


                                   ARTICLE IV
                             [Intentionally Omitted]

                                    ARTICLE V
                             [Intentionally Omitted]


                                   ARTICLE VI
                           DEFINITIONS, MISCELLANEOUS

           6.1. DEFINITION OF CERTAIN TERMS. The terms defined in this Section 6.1, whenever used in this Agreement (including in the Schedules), shall have the respective meanings indicated below for all purposes of this Agreement (each such meaning to be equally applicable to the singular and the plural forms of the respective terms so defined). All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.

           AFFILIATE: of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

           AGREEMENT: this Stock Purchase Agreement, including the Schedules and Exhibits hereto, as the same may be amended from time to time.

           ASSETS: all of the properties and assets (real, personal or mixed, tangible or intangible), used or held for use in connection with, necessary for the conduct of, or otherwise material to, the Business.

           BALANCE SHEET: as defined in Section 2.2.6.

           BUSINESS: the business of the Company conducted as of the Closing by the Company, excluding the business related to Centennial.

           CASH AMOUNT: as defined in Section 1.3.

           CENTENNIAL: as defined in Section 3.9.

           CERCLA: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sec. 9601 ET SEQ.

           CLOSING: as defined in Section 1.2.

           CLOSING DATE: as defined in Section 1.2.

           CODE: the Internal Revenue Code of 1986, as amended.

           COMMISSION: as defined in Section 2.3.7.

           COMPANY: as defined in the first recital of this Agreement.

           COMPASS: as defined in the first paragraph of this Agreement.

           COMPASS ACCOUNTANTS: as defined in Section 1.4(c).

           COMPASS INDEMNITEES: as defined in Section 6.2(a).

           COMPASS PARENT: as defined in the first paragraph of this Agreement.

           COMPASS SEC DOCUMENTS: as defined in Section 2.3.7.

           COMPASS STOCK AMOUNT: as defined in Section 1.3.

           CONSENT: any consent, approval, waiver, agreement, license, or report or notice to, any Person.

           CONTRACT: all loan agreements, indentures, letters of credit (including related letter of credit applications and reimbursement obligations), mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, surety obligations, warranties, licenses, franchises, permits, powers of attorney, purchase orders, leases, and other agreements, contracts, instruments, obligations, offers, commitments, plans, arrangements and understandings, written or oral, to which the Company is a party or by which it or any of its properties or assets may be bound or affected, in each case as amended, supplemented, waived or otherwise modified, that are of the types listed in clauses (i) through (xiv) below:

           (i) leases, subleases, licenses, occupancy agreements, permits, franchises, insurance policies, agreements, Governmental Approvals and other Contracts concerning or relating to the Real Property;

           (ii) employment, consulting, severance, agency, bonus, compensation, or other trusts, funds and other Contracts (other than the Plans) relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants (whether or not legally binding), including sales agency or distributorship agreements or arrangements for the sale of any of the products or services of the Company;

           (iii) loan agreements, indentures, letters of credit (including related letter of credit applications and reimbursement obligations), mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, instruments and other contracts relating to the borrowing of money or obtaining of or extension of credit;

           (iv) licenses, licensing arrangements and other Contracts providing in whole or in part for the use of, or limiting the use of, any Intellectual Property;

           (v) finder's Contracts;

           (vi) joint venture, partnership and similar Contracts involving a sharing of profits or expenses;

           (vii) stock purchase agreements, asset purchase agreements and other acquisition or divestiture agreements, including but not limited to any agreements relating to the acquisition, lease or disposition of the Company, any material assets or properties (other than sales of inventory made in the ordinary course of business), any business, or any capital stock of or other interest in any Person by the Company or the Principals, within the last five years, or involving continuing indemnity or other obligations;

           (viii) Contracts prohibiting or materially restricting the ability of the Company or the Business to engage in any business or operate in any geographical area or to compete with any Person;

           (ix) orders and other Contracts for the purchase or sale of materials, supplies, products or services, involving aggregate payments in excess of $10,000 in each case or $10,000 in the aggregate;

           (x) Contracts providing for future payments that are conditioned, in whole or in part, on a change in control of any of the Company;

           (xi) powers of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction;

           (xii) Contracts not entered into in the ordinary course of business;

           (xiii) Contract or series of related Contracts with respect to which the aggregate amount that could reasonably expected to be paid or received thereunder in the future exceeds $10,000 per annum or an aggregate of $25,000 under the term of the Contract; and

           (xiv) Contracts that are or will be material to the business, operations, results of operations, condition (financial or otherwise), assets or properties of the Company.

           EMPLOYEES: all current or former employees or consultants employed or formerly employed in the operation of the Business and/or the beneficiaries or dependents of any such current or former employees or consultants.

           EMPLOYMENT AGREEMENT: an employment agreement between Compass and each Principal, substantially in the form of Exhibit B hereto.

           ENTITY: as defined in Section 3.4(a)

           ENVIRONMENTAL LAWS: all applicable Laws relating to the protection of the environment, to human health and safety, or to any use, sale, manufacture, treatment, generation, processing, storage, disposal, abatement, existence, Release, threatened Release, transportation or handling of any Hazardous Substance, including, without limitation, (i) CERCLA, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act, (ii) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of Releases or threatened Releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances, and (iii) all other requirements pertaining to the protection of the health and safety of employees or the public.

           ERISA: the Employee Retirement Income Security Act of 1974, as amended.

           EXCHANGE ACT: as defined in Section 2.3.7.

           FINANCIAL STATEMENTS: as defined in Section 2.2.5(a).

           FIRPTA: the Foreign Investment in Real Property Tax Act of 1980, as amended.

           GAAP: as defined in Section 1.4(d).

           GOVERNMENTAL APPROVAL: any consent, approval, authorization, waiver, permit, concession, franchise, agreement, license, exemption or order of, declaration or filing with, or report or notice to, any Governmental Authority, PROVIDED, THAT, Governmental Approval shall not be deemed to include any consent with regard to a client contract to which a Governmental Authority is a party.

           GOVERNMENTAL AUTHORITY: any Federal, state, local or foreign court, arbitrator or governmental agency, authority, instrumentality or regulatory body or any self-regulatory entity or body.

           HAZARDOUS SUBSTANCES: any substance that: (i) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum- derived substances or wastes, radon gas or related materials, (ii) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "HAZARDOUS WASTE" or "HAZARDOUS SUBSTANCE" thereunder, or (iii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority or Environmental Law.

           INDEMNIFIED PARTY: as defined in Section 6.2(c).

           INDEMNIFYING PARTY: as defined in Section 6.2(c).

           INTELLECTUAL PROPERTY: any and all United States and foreign: (a) patents (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (b) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof; (c) copyrights (including Software) and registra tions thereof; (d) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (e) mask work and other semiconductor chip rights and registrations thereof; (f) intellectual property rights similar to any of the foregoing; and (g) copies and tangible embodiments thereof (in whatever form or medium, including electronic media).

           INTELLECTUAL PROPERTY LICENSES: as defined in Section 2.2.12.

           INITIAL CASH AMOUNT: as defined in Section 1.3.

           IRS: the Internal Revenue Service.

           KNOWLEDGE: shall mean that which is known or reasonably should have been known.

           LAW: all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

           LEASED REAL PROPERTY: all interests leased pursuant to Leases.

           LEASES: the real property leases, subleases, licenses and occupancy agreements pursuant to which the Company is lessee, sublessee, licensee or occupant.

           LIEN: any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement or other voting agreement, transfer restriction, interest, equity, option, lien, right of first refusal or offer, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such as may arise under any Contracts.

           LITIGATION: any action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or threatened, by or before any court, tribunal, arbitrator or other Governmental Authority.

           LOSSES: any and all liabilities, obligations, commitments, losses, fines, penalties, sanctions, costs (including court costs), expenses, interest, royalties, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third-party claims), including out-of-pocket expenses and reasonable fees and expenses of attorneys, accountants, consultants and expert witnesses incurred in the investigation or defense of any of the same or in asserting any of the respective rights of the Compass Indemnitees or the Principals under Section 6.2.

           MATERIAL ADVERSE EFFECT: any event, occurrence, fact, condition, change or effect that (i) is materially adverse to the Company or the Business, operations, results of operations, condition (financial or otherwise), properties, Assets or liabilities or (ii) would materially impair the ability of the Company to perform its respective obligations hereunder.

           MULTIEMPLOYER PLAN: as defined in Section 2.2.19(c)(iii).

           1998 EARN-OUT: as defined in Section 1.4(a).

           1999 EARN-OUT: as defined in Section 1.4(b).

           1998 EARN-OUT EBITDA NOTICE: as defined in Section 1.4(c).

           1999 EARN-OUT EBITDA NOTICE: as defined in Section 1.4(c).

           1998 EBITDA: as defined in Section 1.4(e).

           1999 EBITDA: as defined in Section 1.4(e).

           1998 INCOME STATEMENT: as defined in Section 1.4(e).

           1999 INCOME STATEMENT: as defined in Section 1.4(e).

           NEW ACCOUNTING FIRM: as defined in Section 1.4(d).

           NOTES: as defined in Section 1.3.

           OCCUPIED PROPERTY: any real property used or held by the Company that is not owned by the Company.

           ORGANIZATIONAL DOCUMENTS: as to any Person, its certificate or articles of incorporation, by-laws and other organizational documents.

           OTHER LEASES: the leases, subleases, licenses and occupancy agreements pursuant to which the Company is lessor, sublessor or licensor of any part of the Real Property.

           OWNED REAL PROPERTY: the real property owned by the Company, together with all structures, facilities, improvements, fixtures, systems, equipment and items of property presently or hereafter located thereon, attached or appurtenant thereto or owned by the Company and all easements, licenses and rights relating to the foregoing.

           PARTNERSHIP: McCormick Partners, an Illinois general partnership.

           PERMITTED LIENS: (i) Liens provided for in the Balance Sheet, to the extent so reserved, that do not materially interfere with the use of the property subject thereto or extend to or cover any assets of any other Affiliate of Compass upon consummation of the transactions contemplated by this Agreement, (ii) Liens for Taxes not yet due and payable, (iii) Liens that, individually and in the aggregate, do not and would not materially detract from the value of any of the property or assets of the Business or materially interfere with the use thereof as currently used or proposed to be used, (iv) Liens of landlords and Liens of carriers, warehouseman, mechanics, materialman and other like Liens arising in the ordinary course of business for services not yet done and payable, (v) Liens on Excluded Assets or (vi) Liens set forth on Schedule 6.1.

           PERSON: any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

           PLANS: as defined in Section 2.2.19(a).

           POST-CLOSING DATE LOSS: as defined in Section 3.5(b).

           PRINCIPALS: as defined in the first paragraph of this Agreement.

           PURCHASE PRICE: the Cash Amount, the amount of the Notes and the Compass Stock Amount.

           REAL PROPERTY: the Owned Real Property, the Leased Real Property and the other Occupied Property.

           REBATES: rebates, refunds, incentives, allowances or other similar benefits or payments.

           RELATED PERSON: as defined in Section 2.2.19.

           RELEASE: any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

           REPRESENTATIVE: John McCormick.

           RESTRICTION PERIOD: as defined in Section 3.4(a).

           RETURN: any return, report, declaration, form, claim for refund or information return or similar statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

           REVISED EBITDA: as defined in Section 1.4(d).

           RULE 144: as defined in Section 3.7.

           SECURITIES ACT: as defined in Section 2.3.7.

           SEPTEMBER EARNINGS: as defined in Section 1.3.

           SHARES: as defined in the first recital of this Agreement.

           SOFTWARE: all computer software, including all source code and object code versions thereof, in any and all forms and media, whether recorded on paper, magnetic media or other electronic or non-electronic media (including data and related documentation, user manuals, training materials, flow charts, diagrams, descriptive tests and programs, computer print-outs, underlying tapes, computer databases and similar items) and computer applications and operating programs.

           SUBSIDIARIES: each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests.

           TAX: any federal, state, provincial, local, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales (including, without limitation, bulk sales), use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including, without limitation, taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, levy, impost, fee, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto, whether disputed or not) imposed by any Governmental Authority or other taxing authority.

           TRANSACTION EXPENSES: as defined in Section 6.4.

           TREASURY REGULATIONS: the regulations prescribed under the Code.

           TRUSTEES: as defined in the first paragraph of this Agreement.

           TRUSTS: as defined in the first paragraph of this Agreement.

           6.2. INDEMNIFICATION. (a) BY THE PRINCIPALS. Each Principal covenants and agrees, jointly and severally, to defend, indemnify and hold harmless Compass, Compass Parent, their Affiliates and their officers, directors, employees, and agents (collectively, the "COMPASS INDEMNITEES") from and against, and pay or reimburse the Compass Indemnitees for, any and all Losses (whether attributable in whole or in part to the acts or omissions of the Compass Indemnitees) resulting from or arising out of:

           (i) any inaccuracy of any representation or warranty made by the Principals in any provision of this Agreement or under any Employment Agreement or in connection herewith or therewith; and

           (ii) any failure of the Principals to perform substantially any covenant or agreement hereunder or under any Employment Agreement or fulfill any other obligation in respect hereof or thereof.

The rights to indemnification under clauses (i) and (ii) of this Section 6.2(a) are cumulative and the absence of a claim under any one such clause shall not affect the right to a claim under any other such clause. Subject to Section 6.2(d), the liability of the Principals under this Section 6.2(a) survives forever.

           (b) BY COMPASS AND COMPASS PARENT. Compass and Compass Parent covenant and agree to defend, indemnify and hold harmless the Principals and their Affiliates from and against, and pay or reimburse the Principals and their Affiliates for, any and all Losses (whether attributable in whole or in part to the acts or omissions of the Principals) resulting from or arising out of:

           (i) any inaccuracy in any representation or warranty made by Compass or Compass Parent herein or under any Employment Agreement, or in connection here with or therewith; or

           (ii) any failure of Compass or Compass Parent to perform any covenant or agreement hereunder or under any Employment Agreement, or fulfill any other obligation in respect hereof or thereof,

except to the extent such Losses constitute Losses for which the Principals are required to indemnify the Compass Indemnitees under Section 6.2(a).

           The rights to indemnification under clauses (i) and (ii) of this
Section 6.2(b) are cumulative and the absence of a claim under any one such clause shall not affect the right to a claim under any other such clause. Subject to Section 6.2(d), the liability of Compass and Compass Parent under this Section 6.2(b) survives forever.

           (c) INDEMNIFICATION PROCEDURES. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "INDEMNIFIED PARTY"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, PROVIDED, THAT, (i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defense at such Indemnified Party's expense, and
(iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld), no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party's Tax liability or the ability of Compass or Compass Parent to conduct their respective businesses, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, PROVIDED, THAT, if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this
Section 6.2 and the records of each shall be available to the other with respect to such defense.

           (d) TIME LIMITATION. All claims for indemnification under Section 6.2(a) or Section 6.2(b) must be asserted not later than 30 days after the termination of the survival period set forth in Section 6.3.

           (e) REMEDIES. Except with respect to Losses due to fraud or bad faith, the rights and remedies herein provided are exclusive of any rights or remedies that any party may otherwise have at law or in equity.

           (f) TAX TREATMENT. Any payment made pursuant to this Section 6.2 shall be treated for Tax Purposes as an adjustment to the Purchase Price, unless otherwise required by law.

           (g) REDUCTION OF THE NOTES. So long as the Notes shall remain unpaid and outstanding, Compass shall have the right, in its sole discretion, to satisfy any claim it or any other Compass Indemnitee may have under this Agreement by setting off such claim against the Notes, in which case the then unpaid principal amount of the Notes shall be reduced by the amount of such claim, and Compass will execute an amendment evidencing such reduction ; provided, however, that the amount of such claim and the liability of the Principals hereunder therefore shall have been agreed to by the Principals in writing or determined in a final and non-appealable decision by a court of competent jurisdiction.
 .

           (h) MINIMUM. No claims for indemnification shall be made by any party hereto unless the amount of Losses claimed by such party from time to time exceed, in the aggregate, $75,000.

           (i) MAXIMUM LOSSES. The maximum aggregate liability of the Principals for indemnification under this Agreement shall be $23.4 million. The maximum aggregate liability of Compass and Compass Parent for indemnification under this Agreement shall be $23.4 million.

           6.3. SURVIVAL. The representations and warranties and all indemnification obligations contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein, but only to the extent specified below:

           (a) except as set forth in clauses (b) and (c) below, the representations and warranties contained in Section 2.1 and 2.3 shall survive until the earlier of (I) March 31, 2000, and (II) the date on which Compass shall receive a report from its accountants with respect to the financial statements of the Business for the first full fiscal year following the Closing Date;

           (b) the representations and warranties contained in Sections 2.1.1,
      2.1.2 and 2.1.3, 2.2.1, 2.2.2, 2.2.3, 2.2.15, 2.3.1, 2.3.2 and 2.3.5 shall survive without limitation; and

           (c) the representations and warranties of the Principals contained in
      Section 2.2.8 shall survive as to any Tax covered by such representations and warranties for so long as any statute of limitations for such Tax remains open, in whole or in part, including without limitation by reason of waiver of such statute of limitations.

           6.4. EXPENSES. The Principals, on the one hand, and Compass and Compass Parent, on the other hand, shall bear their respective expenses, costs and fees (including attorneys' and auditors') in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and the Employment Agreements, and compliance herewith and therewith (the "TRANSACTION EXPENSES"), and any Transaction Expenses of the Company and the Principals shall be paid by the Principals.

           6.5. SEVERABILITY. If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

           6.6. NOTICES. All notices and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given if (a) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (b) transmitted by hand delivery, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, telecopy or telegram, addressed as follows:

           (i)  if to Compass and/or Compass Parent,

                Compass Receivables Management Corporation
                  and/or Compass International Services Corporation
                1 Penn Plaza
                Suite 4430
                New York, New York 10119

                Telecopy:  (212) 967-0650
                Attention:  Julie Schechter, Esq.
                            General Counsel

                with copies to:

                Debevoise & Plimpton
                875 Third Avenue
                New York, New York  10022

                Telecopy:  (212) 909-6836
                Telephone:  (212) 909-6000
                Attention:  Franci J. Blassberg, Esq.

           (ii) if to John McCormick, Steven McCormick, David McCormick or Mark McCormick
                101 Overland Drive
                North Aurora, Illinois 60542

                Telecopy:  (630) 897-6700
                Telephone:  (630) 897-7409

                with copies to:

                Sidley & Austin
                One First National Plaza
                Chicago, Illinois 60603

                Telecopy:  (312) 853-7036
                Telephone:  (312) 853-7000
                Attention:  Dennis Osimitz, Esq.

or, in each case, at such other address as may be specified in writing to the other party hereto.

           6.7.  MISCELLANEOUS.

           6.7.1. ENTIRE AGREEMENT. This Agreement (including the Schedules hereto) and the Employment Agreements (when executed and delivered) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

           6.7.2. COUNTERPARTS; HEADINGS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

           6.7.3. GOVERNING LAW, ETC. (a) THIS AGREEMENT SHALL BE GOV ERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF

THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT HEREOF, OR ANY SUCH DOCUMENT OR IN RESPECT OF ANY SUCH TRANSACTION, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREE THAT THE MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 6.6 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

           (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OR ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.7.3(b).

           6.7.4. BINDING EFFECT; NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Except as provided in
Section 6.2 with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

           6.7.5. ASSIGNMENT. This Agreement shall not be assignable by any of the parties hereto without the prior written consent of the other parties, PROVIDED, THAT, Compass or Compass Parent may assign this Agreement to any lender to Compass or Compass Parent or any Subsidiary or Affiliate thereof as security for obligations to such lender, and PROVIDED, FURTHER, that no assignment to any such lender shall in any way affect Compass's or Compass Parent's obligations or liabilities under this Agreement.

           6.7.6. AMENDMENT; WAIVERS, ETC. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of the Principals shall not be affected or deemed waived by reason of any investigation made by or on behalf of Compass or Compass Parent (including but not limited to by any of their advisors, consultants or representatives) or by reason of the fact that Compass, Compass Parent or any of their advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate.

           6.7.7. SPECIFIC PERFORMANCE. The parties hereto acknowledge that the covenants to be performed under Sections 3.3 and 3.4 hereof are unique and that damages would be





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


an inadequate remedy for breach thereof and accordingly agree that the party to whom performance is owed under any such section, in addition to any other rights and remedies available under this Agreement or otherwise, shall be entitled to an injunction to be issued or specific enforcement to be required (without the necessity of the posting of any bond) restricting the party breaching or threatening breach of any such provision from committing or continuing any such breach.






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



           IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                            COMPASS RECEIVABLES MANAGEMENT
                                              CORPORATION


                                            By: /s/ Mahmud U. Haq
                                                -----------------------------
                                                Mahmud U. Haq
                                                President


                                            COMPASS INTERNATIONAL SERVICES
                                              CORPORATION


                                            By: /s/ Mahmud U. Haq
                                                -----------------------------
                                                Mahmud U. Haq
                                                President


                                            /s/ John McCormick
                                            ---------------------------------
                                            John McCormick


                                            /s/ Steven McCormick
                                            ---------------------------------
                                            Steven McCormick


                                            /s/ David McCormick
                                            ---------------------------------
                                            David McCormick


                                            /s/ Mark McCormick
                                            ---------------------------------
                                            Mark McCormick

                                            STEVEN B. McCORMICK TRUST


                                            /s/ Steven McCormick
                                            ---------------------------------
                                            Steven McCormick, as trustee of the
                                               Steven B. McCormick Trust


                                            DAVID P. McCORMICK TRUST


                                            /s/ David McCormick
                                            ---------------------------------
                                            David McCormick, as trustee of the
                                               David P. McCormick Trust


                                            MARK E. McCORMICK TRUST


                                            /s/ Mark McCormick
                                            ---------------------------------
                                            Mark McCormick, as trustee of the
                                               Mark E. McCormick Trust




                                       49